 Exhibit 99.1

AzurRx Announces Appointment of Dr. James Pennington as Chief Medical Officer

NEW YORK, May 30, 2018 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ:AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, today announced the appointment of Dr. James Pennington as the Company’s Chief Medical Officer.

“We are delighted to welcome Jim to the senior management team as we rapidly advance our clinical programs,” commented Thijs Spoor, CEO of AzurRx BioPharma. “Jim is a highly accomplished pharmaceutical industry executive with extensive medical and clinical experience, as well as hands-on experience in regulatory affairs. His appointment is timely as 2018 is shaping up to be a pivotal year for AzurRx, with a number of upcoming and potentially value enhancing milestones including the initiation of the MS1819 Phase 2 study in cystic fibrosis patients and the filing of the investigational drug application (“IND”) in the U.S. for MS1819. We look forward to Jim’s leadership and contributions as these programs move forward.”

“I am excited to join the AzurRx team at this exciting time for the Company,” said Dr. Pennington, “We look forward to initiating a cystic fibrosis study later this year. MS1819, which has generated promising interim results in the ongoing study in chronic pancreatitis patients, addresses a billion-dollar market in exocrine pancreatic insufficiency. It has the potential to become best in class due to the high pill burden, patient compliance issues, and manufacturing/supply chain challenges of the current animal-derived therapies.”

Dr. Pennington brings over 30 years of experience in the pharmaceutical industry. He served as Vice President at Bayer Corporation where, under his direct supervision, Bayer received ten product approvals from the U.S. Food & Drug Administration (“FDA”) and ten product approvals from foreign regulatory authorities. Dr. Pennington also held senior positions at multiple therapeutics companies, including CMO roles at Anthera Pharmaceuticals and CoTherix Inc. and Senior VP of Research, Development and Clinical Affairs at Alpha Therapeutics Corp. Dr. Pennington has participated in many FDA pre-IND meetings and has also participated in several FDA Advisory Panel meetings. He has served on various editorial boards as well as professional societies, such as the American Association of the Advancement of Science. He is involved in academia and is currently Clinical Professor of Medicine at the University of California in San Francisco. Dr. Pennington holds a B.A. from the University of Oregon and an M.D. from the University of Oregon Medical School and is Board Certified in internal medicine and infectious diseases.

About AzurRx BioPharma, Inc.

AzurRx BioPharma aims to become a leader in developing non-systemic, recombinant protein therapies for the treatment of gastrointestinal diseases and infectious diseases. MS1819 recombinant lipase for exocrine pancreatic insufficiency is the Company’s lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infection. The Company is headquartered in New York, NY, with scientific operations based in Langlade, France.

Company website address: www.azurrx.com

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Additional information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more Information:

AzurRx BioPharma, Inc.,
760 Parkside Avenue
Suite 304
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com